EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Rural Cellular Corporation and Subsidiaries
Alexandria, Minnesota

      We have audited the accompanying consolidated balance sheets of Rural Cellular Corporation and Subsidiaries (the “Company”) as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholders’ (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 4 to the consolidated financial statements, on January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Asset, and changed its method of accounting for goodwill and licenses.

      As discussed in Note 4, effective July 1, 2003, the Company adopted the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

March 1, 2004 (September 7, 2004 as to Note 15)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of

	December 31,	December 31,
	2003	2002

	(In thousands,
	except per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$142,547	$53,788
Accounts receivable, less allowance for doubtful accounts of $3,187 and $3,096	57,743	46,442
Inventories	8,037	6,624
Other current assets	4,259	3,217
Assets of operations held for sale	3,189	—

Total current assets	215,775	110,071
PROPERTY AND EQUIPMENT, less accumulated depreciation of $198,274 and $172,629	226,202	240,536
LICENSES AND OTHER ASSETS:
Licenses, less accumulated amortization of $46,997 and $50,409	563,283	618,576
Goodwill, less accumulated amortization of $31,473 and $32,336	360,796	369,829
Customer lists, less accumulated amortization of $78,041 and $66,282	64,575	92,748
Deferred debt issuance costs, less accumulated amortization of $12,009 and $11,427	34,479	25,176
Long-term assets of operations held for sale	50,153	—
Other assets, less accumulated amortization of $1,736 and $1,432	5,795	6,042

Total licenses and other assets	1,079,081	1,112,371

	$1,521,058	$1,462,978

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$45,808	$41,633
Current portion of long-term debt	27,262	79,047
Advance billings and customer deposits	10,454	10,447
Accrued interest	34,084	18,476
Dividends payable	—	6,412
Other accrued expenses	11,276	9,552
Liabilities of operations held for sale	756	—

Total current liabilities	129,640	165,567
LONG-TERM LIABILITIES	1,764,867	1,211,026

Total liabilities	1,894,507	1,376,593
COMMITMENTS AND CONTINGENCIES (Note 10)	—	—
REDEEMABLE PREFERRED STOCK	153,381	569,500
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,522 and 11,229 issued	115	112
Class B common stock; $.01 par value; 10,000 shares authorized, 552 and 693 issued	6	7
Additional paid-in capital	192,423	192,294
Accumulated deficit	(719,590)	(669,508)
Accumulated other comprehensive income (loss)	216	(6,020)

Total shareholders’ deficit	(526,830)	(483,115)

	$1,521,058	$1,462,978

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,

	2003	2002	2001

	(In thousands, except per share data)
REVENUE:
Service	$355,038	$319,933	$310,520
Roaming	131,896	122,703	116,541
Equipment	20,455	20,442	18,627

Total revenue	507,389	463,078	445,688
OPERATING EXPENSES:
Network costs, excluding depreciation	96,069	97,200	101,509
Cost of equipment sales	37,636	29,184	28,415
Selling, general and administrative	131,761	119,185	122,387
Depreciation and amortization	76,429	82,497	112,577
Loss on assets held for sale	42,244	—	—

Total operating expenses	384,139	328,066	364,888

OPERATING INCOME	123,250	135,012	80,800

OTHER INCOME (EXPENSE):
Interest expense	(136,262)	(114,478)	(130,432)
Interest and dividend income	916	562	1,172
Other	891	66	(752)

Other expense, net	(134,455)	(113,850)	(130,012)

INCOME (LOSS) BEFORE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(11,205)	21,162	(49,212)
CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	—	(417,064)	1,621

NET LOSS	(11,205)	(395,902)	(47,591)
PREFERRED STOCK DIVIDEND	(38,877)	(60,556)	(54,545)

NET LOSS APPLICABLE TO COMMON SHARES	$(50,082)	$(456,458)	$(102,136)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	12,060	11,920	11,865

NET LOSS APPLICABLE TO COMMON SHARES BEFORE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	$(4.15)	$(3.30)	$(8.74)
CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	—	(34.99)	0.13

NET LOSS PER BASIC AND DILUTED SHARE	$(4.15)	$(38.29)	$(8.61)

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ (DEFICIT) EQUITY

For the Years Ended December 31, 2003, 2002 and 2001

	Class A	Class A	Class B	Class B			Accumulated	Total
	Common	Common	Common	Common	Additional		Other	Shareholders’
	Stock	Stock	Stock	Stock	Paid-In	Accumulated	Comprehensive	(Deficit)	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Equity	Loss

					(In thousands)
BALANCE, December 31, 2000	11,034	$110	782	$8	$190,751	$(110,914)	—	$79,955	—
Conversion of Class B common stock to Class A common stock	54	1	(54)	(1)	—	—	—	—	—
Stock issued through employee stock purchase plan	25	—	—	—	620	—	—	620	—
Stock options exercised	63	1	—	—	593	—	—	594	—
COMPONENTS OF COMPREHENSIVE LOSS
Net loss applicable to common shares	—	—	—	—	—	(102,136)	—	(102,136)	$(102,136)
Cumulative effect of SFAS No. 133 at January 1, 2001	—	—	—	—	—	—	(5,526)	(5,526)	(5,526)
Current year effect of SFAS No. 133	—	—	—	—	—	—	(7,337)	(7,337)	(7,337)

Total comprehensive loss	—	—	—	—	—	—	—	—	$(114,999)

BALANCE, December 31, 2001	11,176	112	728	7	191,964	(213,050)	(12,863)	(33,830)
Conversion of Class B common stock to Class A common stock	35	0	(35)	0	—	—	—	—	—
Stock issued through employee stock purchase plan	17	0	—	0	317	—	—	317	—
Stock options exercised	1	0	—	0	13	—	—	13	—
COMPONENTS OF COMPREHENSIVE LOSS
Net loss applicable to common shares	—	—	—	—	—	(456,458)	—	(456,458)	$(456,458)
Current year effect of SFAS No. 133	—	—	—	—	—	—	6,843	6,843	6,843

Total comprehensive loss	—	—	—	—	—	—			$(449,615)

BALANCE, December 31, 2002	11,229	112	693	7	192,294	(669,508)	(6,020)	(483,115)
Conversion of Class B common stock to Class A common stock	141	1	(141)	(1)	0	—	—	—
Stock issued through employee stock purchase plan	147	2	—	—	112	—	—	114
Stock options exercised	5	0	—	—	17	—	—	17
COMPONENTS OF COMPREHENSIVE LOSS
Net loss applicable to common shares	—	—	—	—	—	(50,082)	—	(50,082)	$(50,082)
Current year effect of SFAS No. 133	—	—	—	—	—	—	6,236	6,236	6,236

Total comprehensive loss									$(43,846)

BALANCE, December 31, 2003	11,522	$115	552	$6	$192,423	$(719,590)	$216	$(526,830)

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,

	2003	2002	2001

	(In thousands)
OPERATING ACTIVITIES:
Net loss	$(11,205)	$(395,902)	$(47,591)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	76,429	82,497	112,577
Loss on extinguishment of debt	6,134	3,319	—
Adjustments of interest rate derivatives to fair market value	(2,225)	15,104	16,425
Loss on assets held for sale	42,244	—	—
Non-cash preferred stock dividends	13,074	—	—
Cumulative change in accounting principle	—	417,064	(1,621)
Other	4,013	3,209	1,964
Change in other operating elements:
Accounts receivable	(14,286)	(475)	849
Inventories	(1,581)	(7)	292
Other current assets	(1,076)	(809)	605
Accounts payable	4,678	6,466	(7,786)
Advance billings and customer deposits	146	1,112	1,199
Accrued preferred stock dividends	14,899	—	—
Other accrued liabilities	13,277	6,744	(1,410)

Net cash provided by operating activities	144,521	138,322	75,503

INVESTING ACTIVITIES:
Purchases of property and equipment	(53,704)	(59,835)	(45,979)
Proceeds from sale of property and equipment	624	462	—
Purchases of wireless properties, net of cash acquired	(7,200)	—	(178,566)
Proceeds from sale of other long-lived assets	—	650	48,929
Other	(174)	127	1,155

Net cash used in investing activities	(60,454)	(58,596)	(174,461)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	131	331	1,214
Proceeds from issuance of long-term debt under the credit agreement	120,000	62,550	349,250
Proceeds from issuance of 9 7/8% senior notes	325,000	—	—
Proceeds from issuance of 9 3/4% senior subordinated notes	—	300,000	—
Repayments of long-term debt under the credit agreement	(394,628)	(380,208)	(256,089)
Repayment of swaption	(34,184)	—	—
Proceeds from swaption	—	—	8,720
Proceeds from unwinding derivative agreements	2,632	—	—
Payments of debt issuance costs	(13,374)	(10,322)	(4,366)
Other	(885)	(284)	19

Net cash provided by (used in) financing activities	4,692	(27,933)	98,748

NET INCREASE (DECREASE) IN CASH	88,759	51,793	(210)
CASH AND CASH EQUIVALENTS, at beginning of year	53,788	1,995	2,205

CASH AND CASH EQUIVALENTS, at end of year	$142,547	$53,788	$1,995

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(1)     Organization and Nature of Business:

      Rural Cellular Corporation, a Minnesota corporation, and its subsidiaries (the “Company” or “RCC”), provide wireless communication services in portions of the Midwest, South, Northeast and Northwest areas of the United States. The Company operates its cellular and paging systems under licenses granted by the Federal Communications Commission (“FCC”). The Company’s operations are subject to the applicable rules and regulations of the FCC.

      At December 31, 2003, the Company had working capital of $86.1 million and a shareholders’ deficit of $(526.8) million.

      The Company’s cash requirements will increase, due to the anticipated cash resources required to upgrade its network technologies. The Company expects to meet these obligations through its existing cash, cash flow from operations, and borrowings under the Company’s credit agreement.

(2)     Strategic History:

      RCC was founded in 1991 through the combination of five partnerships holding different cellular licenses in Minnesota. Since then, it has completed the following acquisitions (the “Acquisitions”):

•	In May 1997, the Company acquired wireless operations and licenses covering portions of Maine for approximately $85.7 million.

•	In July 1998, the Company acquired wireless operations and licenses covering all of Vermont and portions of Massachusetts, New Hampshire, and New York for approximately $262.5 million.

•	In August 1998, the Company acquired wireless operations and a license in western Maine for approximately $7.5 million.

•	In February 1999, the Company acquired wireless operations and a license in South Dakota for approximately $11.9 million.

•	In April 2000, the Company acquired wireless operations and licenses covering portions of Alabama, Kansas, Mississippi, Oregon, and Washington for approximately $1.265 billion.

•	In January 2001, the Company acquired wireless operations and licenses in the Portsmouth, New Hampshire service area for approximately $194.3 million. In the acquisition, the Company also acquired an incumbent local exchange carrier (“ILEC”) business of the seller. The Company sold the ILEC business in October 2001 for approximately $35.5 million.

Accounting Treatment

      The purchase prices for the Acquisitions were allocated to the net assets based on their estimated fair values and the excess was allocated to licenses and goodwill. The Acquisitions were accounted for under the purchase method of accounting; accordingly, operating results for each acquired business have been included from the date of acquisition.

(3)     Stock Compensation Plans:

      The stock compensation plan (the “Plan”) for employees authorizes the issuance of up to 2,400,000 shares of Class A common stock in the form of stock options, stock appreciation rights, or other stock-based awards. The Plan provides that the exercise price of any option shall not be less than 85% of the fair market value of the Class A common stock as of the date of the grant (100% in the case of

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

incentive stock options). Options and other awards granted under the Plan vest and become exercisable as determined by the Board of Directors or a stock option committee.

      The stock option plan for nonemployee directors authorizes the issuance of up to 400,000 shares of Class A common stock. The plan provides that the option price shall not be less than the fair market value of the Class A common stock outstanding on the date of grant. The options vest and become exercisable one year following the date of grant and expire five years thereafter.

      Under the employee stock purchase plan, employees who satisfy certain length of service and other criteria are permitted to purchase shares of Class A common stock at 85% of the fair market value of the Class A common stock on January 1 or December 31 of each year, whichever is lower. The number of shares authorized to be issued under the plan is 750,000.

      The following table summarizes option and purchase plan activity through December 31, 2003:

	Nonemployee	Stock	Employee Stock
	Directors Plan	Compensation Plan	Purchase Plan

Remaining to be issued at December 31, 2002	179,500	331,094	39

Additional options authorized through plan amendment	—	—	400,000
Options granted	(31,500)	(338,000)	(166,329)
Options cancelled	31,500	156,194	—

Remaining to be issued at December 31, 2003	179,500	149,288	233,710

      Options outstanding for employees and nonemployees as of December 31, 2003 have exercise prices ranging between $0.76 and $79.25. Information related to stock options is as follows:

	2003		2002		2001

		Weighted		Weighted		Weighted
		Average		Average		Average
	Shares	Exercise Price	Shares	Exercise Price	Shares	Exercise Price

Outstanding beginning of period	1,908,084	$17.40	1,588,734	$26.78	1,266,422	$25.80

Granted	369,500	1.23	503,550	4.43	477,006	30.68
Exercised	(5,120)	3.37	(1,450)	8.99	(70,844)	11.05
Cancelled	(187,694)	16.72	(182,750)	63.23	(83,850)	46.90

Outstanding end of period	2,084,770	$14.64	1,908,084	$17.40	1,588,734	$26.78

Exercisable, end of period	1,143,970	$18.92	1,015,784	$19.12	700,781	$18.33

Weighted average fair value of options granted		$1.09		$3.85		$24.67

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      The following table summarizes certain information concerning currently outstanding and exercisable options:

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Exercise Price Range	Outstanding	Life	Price	Exercisable	Price

$00.76 - $ 9.99	1,094,773	7	$4.19	407,353	$7.52
$10.00 - $19.99	452,525	4	$13.76	413,825	$13.92
$20.00 - $29.99	276,800	7	$27.07	107,360	$27.22
$30.00 - $39.99	161,322	6	$35.10	135,822	$35.59
$40.00 - $49.99	16,500	6	$43.25	13,200	$43.25
$50.00 - $59.99	10,300	6	$56.49	8,180	$56.61
$60.00 - $69.99	36,750	2	$68.25	36,750	$68.25
$70.00 - $79.25	35,800	6	$76.93	21,480	$76.93

$00.76 - $79.25	2,084,770	6	$14.64	1,143,970	$18.92

      The Company accounts for stock options under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for the Company’s plans been determined consistent with Statement of Financial Accounting Standards (“SFAS”) No. 148 and SFAS No. 123, the Company’s results of operations and net loss per share would have been adjusted to the following pro forma amounts:

	Years Ended December 31,

	2003	2002	2001

	(In thousands, except for per share data)
Net loss applicable to common shares:
As reported	$(50,082)	$(456,458)	$(102,136)
Fair value compensation expense	(3,121)	(5,290)	(5,741)

Pro forma	$(53,203)	$(461,748)	$(107,877)

Net loss per basic and diluted share:
As reported	$(4.15)	$(38.29)	$(8.61)
Fair value compensation expense	(0.26)	(0.44)	(0.48)

Pro forma	$(4.41)	$(38.73)	$(9.09)

      The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 2003, 2002, and 2001: expected volatility of 94.7%, 88.0%, and 67.7%, respectively; risk-free interest rates of 4.39%, 4.25%, and 7.25%, respectively; expected life of 10 years and no expected dividend yield. The per share weighted average fair value of options granted in 2003, 2002, and 2001 was $1.09, $3.85, and $24.67, respectively.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

(4)     Summary of Significant Accounting Policies:

Principles of Consolidation

      The consolidated financial statements include the accounts of RCC and its wholly-owned subsidiaries and its majority owned joint venture, Wireless Alliance, LLC (“Wireless Alliance”). All significant inter-company balances and transactions have been eliminated.

Revenue Recognition — Service

      The Company recognizes service revenue based upon minutes of use processed and contracted fees, net of credits and adjustments for service discounts. As a result of our billing cycle cut-off times, the Company is required to make estimates for service revenue earned, but not yet billed, at the end of each month. These estimates are based primarily upon historical minutes of use processed. The Company follows this method since reasonable, dependable estimates of the revenue can be made. Actual billing cycle results and related revenue may vary from the results estimated at the end of each quarter, depending on customer usage and rate plan mix. For customers who prepay their monthly access, we match the recognition of service revenue to their corresponding usage.

      The Company receives Universal Service Fund (“USF”) revenue reflecting its eligible telecommunications carrier (“ETC”) status in certain states. How the Company recognizes support revenue depends on the level of its collection experience in each ETC qualified state. Where the Company does not have adequate experience to determine the time required for reimbursement, it recognizes revenue upon cash receipt. Where the Company does have adequate experience as to the amount and timing of the receipt of these funds, it recognizes revenue on an accrual basis. Additionally, the Company includes the pass-through fees it charges its customers to support the USF as service revenue.

Revenue Recognition — Roaming Revenue and Incollect Cost

      Roaming revenue and incollect cost information is provided to us primarily through a third party centralized clearinghouse. From the clearinghouse the Company receives monthly settlement data. The Company bases its accrual of roaming revenue and incollect expense on these clearinghouse reports. The Company follows this method since reasonably dependable estimates of roaming revenue and incollect cost can be made.

Cash Equivalents

      The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

      Inventories consist of cellular telephone equipment, pagers, and accessories and are stated at the lower of cost, determined using the average cost method, or market. Market value is determined using replacement cost.

Property and Equipment

      Property and equipment are recorded at cost. Additions, improvements, or major renewals are capitalized, while expenditures that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful life of the asset.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      The components of property and equipment and the useful lives of the Company’s assets are as follows as of December 31 (in thousands):

	2003	2002	Useful Lives

Land	$7,200	$7,204	N/A
Building and towers	87,496	93,335	15-39 Years
Equipment	275,867	255,370	2-10 Years
Phone service equipment	5,235	24,082	19-24 Months
Furniture and fixtures	25,314	22,305	3-10 Years
Assets under construction	23,364	10,869	N/A

	424,476	413,165
Less — accumulated depreciation	(198,274)	(172,629)

Property and equipment — net	$226,202	$240,536

      The Company’s network construction expenditures are recorded as assets under construction until the system or assets are placed in service and ready for their intended use, at which time the assets are transferred to the appropriate property and equipment category. During the years ended December 31, 2003, 2002 and 2001, as a component of assets under construction, the Company capitalized $1.9 million, $1.1 million, and $1.7 million, respectively, in salaries of the Company’s engineering employees. The Company capitalized interest cost in 2003 of $204,000.

      The Company determined that a reduction in the useful lives of its TDMA equipment was warranted based on the projected transition of network traffic. The following summarizes the current and expected useful lives for TDMA equipment acquired between January 1, 2002 and December 31, 2004:

Year of TDMA Equipment Acquisition	Useful Life

2002	6 years
2003	5 years
2004	4 years

      At December 31, 2003, accumulated depreciation on phone service equipment was approximately $5.2 million as compared to $15.3 million at December 31, 2002. Phone service equipment depreciation expense for the year ended December 31, 2003 was $7.5 million as compared to $15.9 million in 2002. The gross carrying value of phone service equipment disposals in 2003 was $18.8 million as compared to $21.2 million in 2002.

      Total depreciation expense for the years ended December 31, 2003, 2002, and 2001 was $56.2 million, $61.5 million, and $49.3 million, respectively.

Licenses and Other Intangible Assets

      Licenses consist of the cost of acquiring paging licenses and the value assigned to the Wireless Alliance personal communications services (“PCS”) licenses, other PCS licenses, local multipoint distribution service (“LMDS”) licenses, and cellular licenses acquired through acquisitions. Other intangibles, resulting primarily from acquisitions, include the value assigned to customer lists and goodwill. Amortization is computed using the straight-line method based on the estimated useful life of the asset. Customer lists are the only intangible asset with a definitive useful life; all others are considered to have indefinite useful lives.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      The components of licenses and other intangible assets are as follows as of December 31 (in thousands):

	2003			2002

	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Value	Amortization	Value	Value	Amortization	Value

Licenses	$610,280	$(46,997)	$563,283	$668,985	$(50,409)	$618,576
Other intangible assets:
Goodwill	392,269	(31,473)	360,796	402,165	(32,336)	369,829
Customer lists	142,616	(78,041)	64,575	159,030	(66,282)	92,748

Total	$1,145,165	$(156,511)	$988,654	$1,230,180	$(149,027)	$1,081,153

      Customer list, goodwill and license amortization expense for the years ended December 31, 2003, 2002 and 2001 was approximately $20.0 million, $20.6 million, and $62.8 million, respectively. Customer list amortization expense is estimated to be approximately $18.2 million for 2004 through 2006, $7.9 million in 2007 and $2.1 million in 2008. As of December 31, 2003, licenses, goodwill, and customer lists of $34.2 million, $4.9 million, and $4.5 million, respectively, net of accumulated amortization, were included within assets held for sale.

      The effect of the adoption of SFAS No. 142 on the reported net loss and basic and diluted loss per share for all periods presented in the accompanying statements of operations is as follows (in thousands, except per share amounts):

	(Before Cumulative Change
	in Accounting Principle
	and Including the Effect
	of Preferred Stock Dividends)
				(As Reported)
	For Years Ended December 31,			For Years Ended December 31,

	2003	2002	2001	2003	2002	2001

Net loss applicable to common shares	$(50,082)	$(39,394)	$(103,757)	$(50,082)	$(456,458)	$(102,136)

Add back: goodwill amortization	—	—	16,690	—	—	16,690
Add back: license amortization	—	—	26,512	—	—	26,512

Adjusted net loss applicable to common shares	$(50,082)	$(39,394)	$(60,555)	$(50,082)	$(456,458)	$(58,934)

Weighted average common shares outstanding, basic and diluted	12,060	11,920	11,865	12,060	11,920	11,865
Basic and diluted loss per share:
Net loss per basic and diluted share	$(4.15)	$(3.30)	$(8.74)	$(4.15)	$(38.29)	$(8.61)

Add back: goodwill amortization	—	—	1.41	—	—	1.41
Add back: license amortization	—	—	2.23	—	—	2.23

Adjusted loss per share (basic and diluted)	$(4.15)	$(3.30)	$(5.10)	$(4.15)	$(38.29)	$(4.97)

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      The changes in carrying amount of goodwill and licenses for the year ended December 31, 2003 are as follows (in thousands):

	Licenses	Goodwill	Total

Balance as of December 31, 2002	$618,576	$369,829	$988,405
Acquisition	7,200	—	7,200
Impairment on assets held for sale	(28,318)	(4,093)	(32,411)
Reclass to assets held for sale	(34,175)	(4,940)	(39,115)

Balance as of December 31, 2003	$563,283	$360,796	$924,079

      The Company reviews goodwill and indefinite-lived intangible assets for impairment based on the requirements of SFAS No. 142, Goodwill and Other Intangible Assets. In accordance with this statement, goodwill is tested for impairment at the reporting unit level on an annual basis as of October 1st or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors. In analyzing goodwill for potential impairment, we use projections of future cash flows from the reporting units. These projections are based on our views of growth rates, anticipated future economic conditions, the appropriate discount rates relative to risk, and estimates of residual values. The Company believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If changes in growth rates, future economic conditions, discount rates, or estimates of residual values were to occur, goodwill may become impaired.

      Additionally, impairment tests for indefinite-lived intangible assets, consisting of FCC licenses, are required to be performed on an annual basis or on an interim basis if an event occurs or circumstances change that would indicate the asset might be impaired. In accordance with Emerging Issues Task Force No. 02-07 (“EITF No. 02-07”), Unit of Accounting for Testing of Impairment of Indefinite-Lived Intangible Assets, impairment tests for FCC licenses are performed on an aggregate basis. The Company utilizes a fair value approach, incorporating discounted cash flows, to complete the test. This approach determines the fair value of the FCC licenses, using start-up model assumptions, and accordingly incorporates cash flow assumptions regarding the investment in a network, the development of distribution channels, and other inputs for making the business operational. As these inputs are included in determining free cash flows of the business, the present value of the free cash flows is attributable to the licenses using assumptions of our weighted average costs of capital and the long-term rate of growth for our business. The Company believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If any of the cash flow assumptions were to change, FCC licenses may become impaired.

      Following adoption of SFAS No. 142 on January 1, 2002, the Company completed a transitional impairment test for both our goodwill and licenses and determined that there were impairments of $5.0 million and $412.0 million, respectively. The Company used a fair value approach, using primarily discounted cash flows, to complete the transitional impairment tests. In accordance with SFAS No. 142, the impairment charges were recorded as a cumulative change in accounting principle in our consolidated financial statements for the first quarter of 2002. No additional impairment occurred on either the October 1, 2002 or the October 1, 2003 assessment date (excluding the impairment on assets held for sale).

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Deferred Debt Issuance Costs

      Deferred debt issuance costs relate to the credit agreement, senior notes, senior subordinated notes and certain preferred stock issuances (see Note 5). These costs are being amortized over the respective instruments’ terms. If the related debt issuance is extinguished prior to maturity, the debt issuance costs are immediately expensed.

Other Assets

      Other assets primarily consist of costs related to Wireless Alliance spectrum relocation, restricted investments and investments in unconsolidated affiliates. Restricted investments represent the Company’s investments in the stock of CoBank and are stated at cost, which approximates fair value. The restricted investments were purchased pursuant to the terms of a loan agreement and are restricted as to withdrawal. Investments in unconsolidated affiliates are accounted for using the equity method and represent the Company’s ownership interests in Cellular 2000, Inc. Cellular 2000, Inc. is an entity organized to own the Cellular 2000 trade name and the related trademark.

Income Tax Provision

      The income and expenses of all consolidated subsidiaries are included in the consolidated Federal income tax return of Rural Cellular Corporation and Subsidiaries. For financial reporting purposes, any tax benefit or provision generated by each consolidated subsidiary is accounted for in their separate taxes payable and deferred income tax accounts, computed as if they had filed separate Federal and State income tax returns.

      RCC uses the asset and liability approach to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in our tax provision in the period of change.

Net Loss Per Common Share

      Basic EPS is computed by dividing net loss by the weighted average number of shares outstanding during the year. Diluted EPS is computed by including dilutive common stock equivalents with the basic weighted average shares outstanding. Potential common shares of 2,084,770, 1,908,084, and 1,588,734, related to the Company’s outstanding stock options were excluded from the computation of diluted loss per share for the years ended December 31, 2003, 2002, and 2001, respectively, as inclusion of these shares would have been antidilutive.

Comprehensive Loss

      The Company follows the provisions of SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income and its components. Comprehensive income (loss) reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. For the Company, comprehensive loss represents net losses and the deferred gains on derivative instruments. In accordance with SFAS No. 130,

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

the Company has chosen to disclose comprehensive loss in the accompanying consolidated statement of shareholders’ (deficit) equity.

Business and Credit Concentrations

      RCC operates in one business segment, the operation of wireless communication systems in the United States. During 2003 and 2002, AT&T Wireless (“AWE”) accounted for 10.0% and 10.1% of our total revenue, respectively. During 2001, no single customer accounted for more than 10% of our total revenue.

Impairment of Long-Lived Assets

      The Company reviews long-lived assets, consisting primarily of property, plant and equipment and intangible assets with finite lives, for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In analyzing potential impairment, we use projections of future cash flows from the assets. These projections are based on our views of growth rates for the related business, anticipated future economic conditions, the appropriate discount rates relative to risk, and estimates of residual values. The Company believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If changes in growth rates, future economic conditions, discount rates, or estimates of residual values were to occur, long-lived assets may become impaired. In connection with the property exchange with AWE, the Company recorded a noncash loss on assets held for sale of $42.2 million (included in operating expenses) in 2003. This charge may require adjustment in future periods if the estimated fair value changes before the assets are transferred at closing.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Ultimate results could differ from those estimates.

Reclassifications

      Certain reclassifications have been made to prior years’ consolidated financial statements in order to conform to the 2003 presentation. Such reclassifications had no effect on total shareholders’ deficit, net loss applicable to common shares or net loss per share as previously reported.

      The statements of operations for prior periods presented have been reclassified to reflect billings to our customers for the USF and other regulatory fees as “Service revenue” and the related payments into the associated regulatory funds as “Selling, general and administrative expense.” Operating income for all prior periods has been unaffected. The amounts reclassified for 2002 and 2001 were $4.9 million and $4.5 million, respectively.

Recently Issued Accounting Pronouncements

Asset Retirement Obligations

      The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations (“SFAS No. 143”), effective January 1, 2003. This statement relates to the costs of closing facilities and removing assets. SFAS No. 143 requires entities to record the fair value of a legal liability for an asset

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

retirement obligation (“ARO”) in the period it is incurred if a reasonable estimate of fair value can be made. This cost is initially capitalized and amortized over the remaining life of the underlying asset. Once the obligation is ultimately settled, any difference between the final cost and the recorded liability is recognized as a gain or loss. For RCC, an ARO includes contractual obligations for costs associated with removing component equipment from cell sites that reside upon leased property. The adoption of SFAS No. 143 did not result in a significant impact to our operating results for the year ended December 31, 2003.

Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument with certain defined characteristics as a liability (or an asset in some circumstances). The requirements of this statement apply to an issuer’s classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We adopted SFAS No. 150 on July 1, 2003.

      Carrying values on the 11 3/8% Senior Exchangeable and 12 1/4% Junior Exchangeable Preferred securities, as a result of adopting SFAS No. 150, were reclassified into Long-Term Liabilities (see Note 5). The dividend expense related to these instruments, which was previously reported as a component of “Preferred Stock Dividend” in our statements of operations, is now classified as interest expense. For the six months ended December 31, 2003, dividends on these instruments were $28.0 million. Accrued dividends payable of $3.4 million as of December 31, 2003 are included in “Accrued Interest.” In addition, $7.3 million of unamortized stock issuance costs related to these instruments was reclassified to “Deferred Debt Issuance Costs.” SFAS No. 150 does not permit reclassification of prior year amounts to conform to the current year presentation. Based on SFAS No. 150 guidelines, our Class M and Class T Preferred Stock do not meet the characteristics of a liability and will continue to be presented between liabilities and equity on our balance sheet.

Accounting Guidance on Derivative Instruments and Hedging Activities

      In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”), which amends and clarifies the accounting guidance on derivative instruments and hedging activities that fall within the scope of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 also amends certain other existing pronouncements to provide more uniform reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS No. 149 is effective for us on a prospective basis for contracts entered into or modified and for hedging relationships designated for fiscal periods beginning after September 30, 2003. SFAS No. 149 had no impact on our results of operations, financial position, or cash flows upon adoption.

Accounting for Stock-Based Compensation

      In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an Amendment of FASB Statement No. 123 (“SFAS No. 123”). SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

employee stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in annual and interim financial statements about the method of accounting used by an issuer for stock-based compensation and its effect on the issuer’s reported results (see Note 3).

Accounting for Extinguishment of Debt

      In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (“SFAS No. 145”), which provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. We adopted SFAS No. 145 effective January 1, 2003. Accordingly, our financial statements have been revised to reflect the reclassification requirements of SFAS No. 145, requiring us to present losses on extinguishment of debt within interest expense. We have recorded within interest expense $6.1 and $3.4 million in debt extinguishments in 2003 and 2002, respectively.

Accounting for Revenue Arrangements with Multiple Deliverables

      In November 2002, EITF No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables (“EITF 00-21”) was issued. EITF 00-21 addresses how to account for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. Revenue arrangements with multiple deliverables are required to be divided into separate units of accounting if the deliverables in the arrangement meet certain criteria. Arrangement consideration is to be allocated among the separate units of accounting based on their relative fair values. EITF 00-21 is applicable to agreements entered into in quarters beginning after June 15, 2003. The Company has determined that the sale of wireless services through the Company’s direct sales channels with an accompanying handset constitutes a revenue arrangement with multiple deliverables. Upon adoption of EITF 00-21, direct sales channel activation fees are now included in equipment revenue rather than service revenue in the consolidated statement of operations to the extent that the aggregate activation fee and handset proceeds received from a subscriber do not exceed the fair value of the handset sold. The Company adopted this new pronouncement effective July 1, 2003 on a prospective basis, which did not have a material impact on the Company’s financial position, results of operations or cash flows.

Consolidation of Variable Interest Entities

      In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 requires an investor with a majority of the variable interests in a variable interest entity (“VIE”) to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A VIE is an entity in which the equity investors do not have a controlling interest, or the equity investment at risk is insufficient to finance the entity’s activities without receiving additional subordinated financial support from the other parties. For arrangements entered into with VIEs created prior to January 31, 2003, the provisions of FIN 46 are required to be adopted at the end of the first interim or annual period ending after March 15, 2004. The provisions of FIN 46 were effective immediately for all arrangements entered into with new VIEs created after January 31, 2003. The Company has reviewed its investments and other arrangements and determined that none of its investee companies are VIEs. The Company has not invested in any new VIEs created after January 31, 2003.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

(5)     Long-Term Liabilities:

      The Company had the following long-term liabilities outstanding as of December 31 (in thousands):

	2003	2002

Credit agreement:
Revolver	$—	$16,142
Term Loan A (terminates 04/03/2008)	226,583	316,540
Term Loan B (terminates 10/03/2008)	124,656	185,223
Term Loan C (terminates 04/03/2009)	124,656	185,223
Term Loan D (terminates 10/03/2009)	22,634	54,766

	498,529	757,894
9 7/8% senior notes	325,000	—
9 3/4% senior subordinated notes	300,000	300,000
9 5/8% senior subordinated notes	125,000	125,000
Derivative financial instruments	6,109	12,158
11 3/8% senior exchangeable preferred stock	254,676	—
Accrued long-term dividends on 11 3/8% senior exchangeable
preferred stock	18,521	—
12 1/4% junior exchangeable preferred stock	219,911	—
Deferred tax liability	15,651	15,651
Other	1,470	323

Long-term liabilities	$1,764,867	$1,211,026

      Credit Agreement — Advances under the credit agreement bear interest at the London Interbank Offering Rate (“LIBOR”) plus an applicable margin based on our ratio of indebtedness to annualized operating cash flow as of the end of the most recently completed fiscal quarter. As of December 31, 2003, the effective rate of interest on the credit agreement, excluding the impact of hedge agreements, was 4.39%. A commitment fee not to exceed 0.50% on the unused portion of the credit agreement is payable quarterly. Borrowings under the credit agreement are secured by a pledge of substantially all the assets of RCC, excluding our 70% ownership in Wireless Alliance, LLC. At December 31, 2003, we had $60.0 million in unused capacity under the revolver. Future availability under the revolver will be determined quarterly based on our leverage ratios as described in the credit agreement, as amended.

      The credit agreement is subject to various covenants, including the ratio of senior indebtedness to annualized operating cash flow, the ratio of total indebtedness to annualized operating cash flow, and the ratio of annualized operating cash flow to interest expense. Mandatory commitment reductions are required upon any material sale of assets (see Note 14). We were in compliance with all financial covenants at December 31, 2003.

      In August 2003, January 2002, and March 2001, RCC obtained amendments of certain financial covenants in the credit agreement and waivers of certain non-financial covenants.

      9 7/8% Senior Notes — In August 2003, RCC completed the placement of $325 million principal amount of 9 7/8% senior notes due 2010. Interest is payable on February 1 and August 1 of each year, beginning on February 1, 2004. The notes will mature on February 1, 2010. RCC may redeem all or part of the notes on or after August 1, 2007. Prior to August 1, 2006, the Company may redeem up to 35% of

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

the aggregate principal amount of the notes issued under the indenture with the net cash proceeds of certain equity offerings.

      9 3/4% Senior Subordinated Notes — In 2002, RCC issued $300 million principal amount of 9 3/4% senior subordinated notes due 2010. Interest on the 9 3/4% senior subordinated notes is payable semi-annually on January 15 and July 15. The 9 3/4% senior subordinated notes will mature on January 15, 2010, and are redeemable, in whole or in part, at the option of RCC, at any time on or after January 16, 2006. Prior to January 15, 2005, the Company may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the net cash proceeds of certain equity offerings.

      9 5/8% Senior Subordinated Notes — In 1998, RCC issued $125 million principal amount of 9 5/8% senior subordinated notes due 2008. Interest on the senior subordinated notes is payable semi-annually on May 15 and November 15. The senior subordinated notes will mature on May 15, 2008, and are redeemable, in whole or in part, at our option, at any time on or after May 15, 2003.

      11 3/8% Senior Exchangeable Preferred Stock — Dividends on the senior exchangeable preferred stock are cumulative, are payable quarterly, and on or before May 15, 2003, were payable at our option either in cash or by the issuance of additional shares of senior exchangeable preferred stock having an aggregate liquidation preference equal to the amount of such dividends. RCC accrues the undeclared dividends by increasing the carrying amount of the preferred stock, since the dividends are payable in cash under the mandatory redemption feature. At December 31, 2003, it had accrued an $18.5 million undeclared dividend liability with respect to its senior exchangeable preferred stock, which will be payable at the senior preferred mandatory redemption date, if not sooner declared and paid. The Company did not declare or pay the cash dividends due in cash in August or November 2003 or February 2004.

      12 1/4% Junior Exchangeable Preferred Stock — Dividends on the junior exchangeable preferred stock are cumulative, are payable quarterly, and may be paid, at the Company’s option, on any dividend payment date occurring on or before February 15, 2005, either in cash or by the issuance of additional shares of junior exchangeable preferred stock having an aggregate liquidation preference equal to the amount of such dividends.

      The senior and junior exchangeable preferred stock are non-voting, except as otherwise required by law and as provided in their respective Certificates of Designation. Each Certificate of Designation provides that at any time dividends on the outstanding exchangeable preferred stock are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), the holders of a majority of the outstanding shares of the affected exchangeable preferred stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting 25% of the members of the Company’s Board of Directors. The voting rights will continue until such time as all dividends in arrears on the exchangeable preferred stock are paid in full (and in the case of dividends payable on the senior exchangeable preferred stock after May 15, 2003, or in the case of dividends payable on the junior exchangeable preferred stock after February 15, 2005, are paid in cash), at which time the terms of any directors elected pursuant to such voting rights will terminate. Voting rights may also be triggered by other events described in the Certificates of Designation.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      Current portion of long-term debt — The current portion of our long-term debt included the following as of December 31 (in thousands):

	As of

	2003	2002

Current portion of Credit Agreement(1)
Term Loan A (terminates 04/03/2008)	$12,360	$32,745
Term Loan B (terminates 10/03/2008)	6,800	1,400
Term Loan C (terminates 04/03/2009)	6,800	1,400
Term Loan D (terminates 10/03/2009)	1,234	414

	27,194	35,959
Financial Instruments Swaption(2)	—	30,072
Other financial instruments	—	6,326
Purchase option agreement(3)	—	6,500
Other	68	190

Total	$27,262	$79,047

(1)	In August 2003, the Company negotiated an amendment under its credit agreement, which included the postponement of mandatory amortization until June 2005. In addition to the scheduled mandatory amortization reductions, the Company is required to reduce the amount of commitment available under the credit agreement on each March 31, beginning on March 31, 2004, by an amount equal to 50% of its Excess Cash Flow, as defined in the credit agreement, for the immediately preceding fiscal year or portion thereof. The current portion of the amount outstanding under the credit agreement does not include the permanent reduction of $12.9 million, which was paid by RCC from cash received as part of the property exchange with AWE.

(2)	On May 15, 2003, the counterparty exercised the optional termination provision of the swaption, requiring RCC to pay the counterparty the negative fair market value of the swaption on May 15, 2003 of $34.2 million.

(3)	In conjunction with an acquisition, we entered into a purchase option to acquire certain cell sites in the future for $6.5 million. We exercised the option on February 28, 2003. At December 31, 2002, the option was included in current liabilities. We assumed an agreement to utilize the assets covered by the option for the period prior to exercising the option.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      Future maturities — The following table summarizes the Company’s future maturities of debt as of December 31, 2003 (in thousands).

		9 5/8% Senior	9 3/4% Senior
		Subordinated	Subordinated	9 7/8% Senior
	Credit	Notes(2)	Notes	Notes(3)
	Agreement	(due 5/15/2008)	(due 1/15/2010)	(due 2/1/2010)	Total

2004	$27,194 (1)	$—	$—	$—	$27,194
2005	46,837	—	—	—	46,837
2006	82,955	—	—	—	82,955
2007	87,321	—	—	—	87,321
2008	221,260	125,000	—	—	346,260
Thereafter	60,156	—	300,000	325,000	685,156

Total	$525,723	$125,000	$300,000	$325,000	$1,275,723

(1)	The 2004 credit agreement amortization includes the Company’s obligation of $27.2 million under the excess cash flow requirement, but does not include the permanent reduction of $12.9 million paid in March 2004 from proceeds received as part of the property exchange with AWE.

(2)	The credit agreement requires that the 9 5/8% senior subordinated notes due 2008 must be refinanced or extended beyond January 1, 2010, on or before November 15, 2007, or an event of default will occur.

(3)	The credit agreement requires that the 9 7/8% senior notes must be refinanced or extended beyond March 31, 2010, on or before July 31, 2009, or an event of default will occur.

(6)     Financial Instruments:

      The Company recognizes all derivatives as either assets or liabilities in the consolidated balance sheets and measures those instruments at fair value. The Company currently uses interest rate swaps to manage its interest rate exposure on its credit agreement. Changes in the fair values of those derivative instruments will be recorded as “Interest Expense” or other comprehensive income depending on the use of the derivative instrument and whether it qualifies for hedge accounting.

      The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. The Company also assesses, both at inception and on an on-going basis, whether the derivatives that are used in hedging transactions are effective. Should it be determined that a derivative is not effective as a hedge, the Company would discontinue the hedge accounting prospectively. As of December 31, 2003, none of the Company’s derivatives was designated as a hedge for accounting purposes.

      For the years ended December 31, 2003, 2002 and 2001, the Company recorded a non-operating gain of $3.5 million and non-operating charges of $13.5 million and $14.8 million, respectively, related to the net impact of the change in market value of its financial instruments, the amortization of gains and losses from other comprehensive income, and proceeds received upon the termination of certain derivatives.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      RCC’s financial instruments’ notional and estimated fair market values and carrying amounts are set forth in the table below as of December 31. Fair market values are based on quoted market prices, if available.

				Estimated
		Carrying Value		Fair Market Value

	Notional	December 31,	December 31,	December 31,	December 31,
	Amount	2003	2002	2003	2002

	(Dollars in thousands)
Financial assets(1)
Interest rate flooridors:
Fleet Bank (terminated May 12, 2003)	$—	$—	$631	$—	$631

Total financial assets	$—	$—	$631	$—	$631

Financial liabilities(1)
Credit Agreement	$—	$525,723	$793,853	$524,201	$689,064
9 7/8% senior notes	—	325,000	—	344,297	—
9 5/8% senior subordinated notes	—	125,000	125,000	121,172	81,250
9 3/4% senior subordinated notes	—	300,000	300,000	288,938	195,000
11 3/8% senior exchangeable preferred stock	—	254,676	240,882	210,159	57,812
12 1/4% junior exchangeable preferred stock	—	219,911	195,035	150,639	42,908
Class M convertible preferred stock(2)	—	147,981	136,712	147,981	136,712
Class T convertible preferred stock(2)	—	8,671	8,370	8,671	8,370

	—	1,906,962	1,799,852	1,796,058	1,211,116
Derivative financial instruments Interest rate swap agreements(3):
TD Securities (terminates May 16, 2005)	84,000	5,666	9,010	5,666	9,010
PNC Bank (terminated May 16, 2003)	—	—	975	—	975
Fleet Bank (terminates March 7, 2006)	200,000	443	—	443	—
Reverse swap agreements:
Fleet Bank (terminated June 2, 2003)	—	—	1,832	—	1,832
Dresdner Bank (terminated June 2, 2003)	—	—	1,316	—	1,316
Interest rate collar agreements:
PNC Bank (terminated May 25, 2003)	—	—	966	—	966
Union Bank (terminated June 5, 2003)	—	—	1,622	—	1,622
PNC Bank (terminated June 6, 2003)	—	—	1,827	—	1,827
Union Bank (terminated June 5, 2003)	—	—	936	—	936
Swaption(4):
TD Securities (terminated May 15, 2003)	—	—	30,072	—	30,072

	284,000	6,109	48,556	6,109	48,556
Other long-term liabilities	—	19,991	323	19,991	323

Total financial liabilities	$284,000	$1,933,062	$1,848,731	$1,822,158	$1,259,995

(1)	The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, advance billing and customer deposits and other current liabilities are reasonable estimates of their fair value due to the short-term nature of these instruments.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

(2)	These financial instruments are not actively traded and, therefore, the estimated fair market value is stated at the carrying value.

(3)	Recorded on the Company’s balance sheet at fair value, with related changes in fair value included in the statement of operations, and not accounted for as a hedge under SFAS No. 133.

(4)	The Company issued $125 million in subordinated debt in May 1998 that matures in May 2008. The $8.7 million value of an embedded call option within the subordinated debt was monetized in March 2001, resulting in a swaption. The swaption does not qualify for hedge accounting treatment under SFAS No. 133 and, as such, is recorded in the balance sheet at fair value with related changes in fair value included in the statement of operations. On May 15, 2003, the counterparty exercised its option to terminate the swaption, and the Company paid the counterparty $34.2 million, the fair market value at May 15, 2003.

(7)     Redeemable Preferred Stock:

      The Company has issued the following preferred stock with liquidation preferences of $1,000 per share:

				Other
			Conversion	Features,	Number	Accrued
	Mandatory	Dividend	Price to	Rights,	of Shares	Dividends at
	Redemption	Rate Per	Common	Preferences	Originally	December 31,
	Date	Annum	Stock	and Powers	Issued	2003	Total

						(Dollars in thousands)
Class M Voting Convertible Preferred Stock	April 2012	8.000%	$53.000	Voting	110,000	$37,981	$147,981
Class T Convertible Preferred Stock	April 2020	4.000%	$50.631	Non-Voting	7,541	1,130	8,671

Total					117,541	$39,111	$156,652

      Preferred security balance sheet reconciliation (in thousands):

As of
December 31, 2003

Preferred securities originally issued	$117,541
Accrued dividends	39,111
Unamortized issuance costs	(3,271)

$153,381

      Dividends on the Class M convertible preferred stock are compounded quarterly, accrue at 8% per annum, and are payable upon redemption or upon liquidation of RCC. The Class M convertible preferred stock is convertible into the Company’s Class A common stock at $53.00 per share subject to certain adjustments. Dividends are not payable if the shares are converted. The holders of the Class M convertible preferred stock are entitled to vote on all matters submitted to the holders of the common stock on an as-converted basis.

      In order to comply with the FCC rules regarding cross-ownership of cellular licensees within a given market, the Company issued 7,541 shares of Class T convertible preferred stock with a liquidation preference of $1,000 per share to Telephone & Data Systems, Inc. (“TDS”) on March 31, 2000 in exchange for 43,000 shares of Class A common stock and 105,940 shares of Class B common stock owned

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

by TDS. TDS or RCC can convert the convertible preferred stock into the original number of shares of Class A or Class B common stock in the future if ownership by TDS of the common stock would then be permissible under FCC rules. Dividends on the Class T convertible preferred stock are cumulative, have a fixed coupon rate of 4% per annum, and are payable in April 2020. Dividends are not payable if the shares are converted. Shares of Class T convertible preferred stock are non-voting, except as otherwise required by law and as provided in the Certificate of Designation.

      The Class T convertible preferred stock is senior to the junior exchangeable preferred stock, Class M convertible preferred stock and common stock of RCC with respect to dividend rights and rights on liquidation, winding-up and dissolution of RCC. The Class M convertible preferred stock is senior to the Company’s common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution of RCC.

      The senior exchangeable preferred stock, junior exchangeable preferred stock, Class M convertible preferred stock, and Class T convertible preferred stock are redeemable at 100% of their total liquidation preference plus accumulated and unpaid dividends at their respective redemption dates.

(8)     Shareholders’ (Deficit) Equity:

Authorized Shares

      The Company has 300,000,000 shares of authorized capital stock consisting of 200,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 90,000,000 undesignated shares.

Common Stock Rights

      Holders of Class A common stock are entitled to one vote for each share owned while holders of Class B common stock are entitled to ten votes for each share owned. Each share of Class B common stock may at any time be converted into one share of Class A common stock at the option of the holder. All issued Class B common shares may also be converted into an equivalent number of Class A common shares upon the affirmative vote of not less than 66 2/3% of the then issued Class B common shares. Further, Class B common shares are automatically converted to an equal number of Class A common shares if they are transferred to anyone who is not an affiliate of the transferring shareholder.

      RCC has shareholder rights plans for its Class A common stock and Class B common stock. The rights plans give each holder of Class A common stock the right to purchase 1/100th of a newly authorized preferred share that is essentially equivalent to one share of Class A common stock and each holder of Class B common stock the right to purchase 1/100th of a newly authorized preferred share, essentially equivalent to one share of Class B common stock. The exercise price for both the Class A rights and the Class B rights is $120 per right.

      The rights become exercisable by existing shareholders only following the acquisition by a buyer, without prior approval of the Company’s board of directors, of 15% or more of the outstanding Common Stock, Class A and Class B, or following the announcement of a tender offer for 15% of the outstanding Common Stock. If a person acquires 15% or more of the Company’s Common Stock, each right (except those held by the acquiring person) will entitle the holder to purchase shares of the Company’s Class A or Class B common stock, as appropriate, having a market value of twice the right’s exercise price, or, in effect, at a 50% discount from the then current market value. If the Company were acquired in a merger or similar transaction after a person acquires 15% of the Company’s outstanding Common Stock, without prior approval of the board of directors, each right would entitle the holder (other than the acquirer) to purchase shares of the acquiring company having a market value of twice the exercise price of the right,

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

or, in effect, at a discount of 50%. Until the acquisition by any person of 15% or more of the Company’s Common Stock, the rights can be redeemed by the board of directors for $.001 per right.

(9)     Income Taxes:

      The Company incurred losses for the years ended December 31, 2003, 2002, and 2001, respectively, and recorded no provision for income taxes.

      The reconciliation of income tax computed at the U.S. federal statutory rate to income tax expense recorded in the consolidated financial statements was as follows:

	Year Ended December 31,

	2003	2002	2001

Tax at statutory rate	(35.0)%	(35.0)%	(35.0)%
State taxes	(3.0)	(3.0)	(3.0)
Nondeductible item — amortization	2.0	—	5.0
Adjustment for valuation allowance	36.0	38.0	33.0

	0.0%	0.0%	0.0%

      The income tax effect of the items that create deferred income tax assets and liabilities are as follows (in thousands):

	December 31,

	2003	2002

Deferred income tax assets:
Operating loss carryforwards	$124,256	$93,040
Tax credit carryforwards		—
Temporary differences:
Allowance for doubtful accounts	1,267	1,036
Derivatives	1,257	18,212
Intangible assets	36,377	52,946
Other	5,191	2,317
Valuation allowance	(156,275)	(158,245)

Total deferred income tax assets	12,073	9,306
Deferred income tax liabilities:
Depreciation	(26,086)	(23,312)
Intangible assets	—	—
Other	(1,638)	(1,645)

Net deferred income tax liability	$(15,651)	$(15,651)

      As of December 31, 2003, the Company had tax operating loss carryforwards of approximately $327 million available to offset future income tax liabilities. These carryforwards expire in the years 2007 through 2023. Internal Revenue Code Section 382 contains provisions that limit the availability and timing of usage of net operating loss carryforwards in the event of certain changes in the ownership of the Company’s common stock.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management has considered the scheduled reversal of deferred tax liabilities, the limitations under Internal Revenue Code Section 382 following a change in ownership and tax planning strategies in making this assessment. Based upon the assessment, management has established a valuation allowance for net deferred income tax assets currently not expected to be realized.

(10)     Commitments, Contingencies, and Related Party Transactions:

Employment Agreements

      The Company has employment agreements with certain executive officers with terms of three years. These agreements provide for payment of amounts up to three times their annual compensation if there is a termination of their employment as a result of a change in control of the Company, as defined in the agreements. The maximum contingent liability under these agreements was $7.5 million at December 31, 2003.

Related Party Transactions

      During 2003, 2002, and 2001 the Company paid $723,058, $876,023, and $902,986, respectively, related to certain operating leases with an affiliate of a shareholder. In addition, during 2003, 2002, and 2001, the Company paid $492,224, $566,610, and $478,442 to affiliates of certain shareholders for services.

Legal and Regulatory Matters

      Securities Claims. The Company and certain of its officers and directors have been named as defendants in the following action:

In re Rural Cellular Corporation Securities Litigation, Civil Action No.: 02-4893 PAM/ RLE, U.S. District Court for the District of Minnesota.

      Between December 24, 2002 and February 14, 2003, four securities class actions were commenced against the Company and three of its executive officers. On April 4, 2003, the court consolidated the four actions into the single action identified above and appointed two lead plaintiffs. The lead plaintiffs originally sought to represent a class consisting of all persons (except defendants) who purchased the Company’s common stock in the market during the time period commencing in either May 2001 or on January 6, 2002, and continuing through November 12, 2002.

      The Company received a consolidated amended complaint on July 3, 2003. The consolidated amended complaint added as defendants four directors who were members of the Company’s audit committee during the class period and Arthur Andersen LLP, the Company’s former independent auditors. The lead plaintiffs sought to represent a class consisting of all persons (except defendants and members of their families and entities in which they held interests) who purchased or otherwise obligated themselves to purchase the Company’s publicly traded equity and debt securities between May 7, 2001 and November 12, 2002. The lead plaintiffs alleged that Company’s publicly-announced financial results were false and misleading and that the Company made false and misleading statements about its operating performance and financial condition. The lead plaintiffs further alleged that, as a result, the market price of the Company’s securities was artificially inflated during the class period and investors were deceived into buying the Company’s securities at artificially inflated prices. The lead plaintiffs alleged that defendants

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

were liable under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The lead plaintiffs sought compensatory damages in an unspecified amount, plus their attorneys’ fees and costs.

      On September 2, 2003, the Company served a motion to dismiss the consolidated amended complaint as against RCC and the defendant directors, on the grounds that it failed to plead fraud with the particularity required by Rule 9(b) of the Federal Rules of Civil Procedure and the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, and failed to state a claim upon which relief may be granted. Arthur Andersen LLP also filed a motion to dismiss.

      By Memorandum and Order filed on January 12, 2004, the court dismissed the consolidated amended complaint without prejudice. The court held that the lead plaintiffs had failed to plead specific facts showing that the defendants knew facts, or had access to information, suggesting that RCC’s financial statements were materially false when they originally were issued. The court allowed the lead plaintiffs to file a further amended complaint within 30 days to attempt to correct the deficiencies in their pleading.

      On February 9, 2004, the lead plaintiffs filed a second consolidated amended complaint. The second consolidated amended complaint alleges essentially the same claims against the same defendants for the same alleged class periods, but includes some additional factual allegations. RCC and the defendant directors intend to move for dismissal of the second consolidated amended complaint with prejudice. A hearing date has been scheduled for April 22, 2004.

      The individual defendants have requested that the Company indemnify them and advance the costs of their defense in connection with this action. RCC’s board of directors authorized advancing the costs of defense to the executive officers and directors named as defendants in the initial complaints and appointed a committee of certain non-party directors, as required by Minnesota statute, to consider the request of the directors added as defendants in the consolidated amended complaint. The committee authorized advancing the costs of defense to the four directors who were added as defendants.

      The Company and the officer and director defendants are beneficiaries of liability insurance, which includes coverage for securities claims, subject to certain exclusions. RCC has tendered these claims to the carriers. The primary carrier has responded by raising certain issues with regard to coverage, which have not been resolved.

      Since this action is currently at a very early stage, the Company is unable to determine the potential effects of this action. It is possible that if this action is determined in a manner that is adverse to us, it could result in a material and adverse effect on the Company’s financial condition and results of operations, to the extent that any potential liability is not covered by the Company’s litigation insurance.

      Derivative Action. The following is a purported derivative action brought against all of the Company’s directors and against the Company, as a nominal defendant:

Hiene Junge v. Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, Jeffrey S. Gilbert, Marvin C. Nicolai, George M. Revering, Don C. Swenson, George W. Wikstrom, Paul J. Finnegan, and John Hunt; and Rural Cellular Corporation as nominal defendant, commenced on or about February 20, 2003 in Douglas County District Court, Alexandria, Minnesota.

      The plaintiff is one of RCC’s shareholders and claims to bring suit on behalf of RCC. No pre-lawsuit demand to investigate the allegations or bring the action was made on the board of directors. The plaintiff alleges that the directors breached their fiduciary duties to the Company’s shareholders, or abused their control, or grossly mismanaged, or wasted corporate assets, by allowing or causing RCC to improperly account for certain transactions in the Company’s financial statements during the time period from May 2001 through November 12, 2002. The plaintiff further alleges that the improper accounting eventually led to the commencement of federal securities class actions (described above) against us, which allegedly will

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

cause us to expend significant sums of money. The plaintiff seeks compensatory damages against the directors in an unspecified amount, plus his attorneys’ fees and costs.

      The plaintiff granted the defendants an indefinite extension of time to answer his complaint. Later in 2003, the plaintiff attempted to take discovery. On January 9, 2004, the Company and the director defendants served a motion to dismiss the complaint, and a motion to stay all discovery until the motion to dismiss has been decided. The grounds for the motion to dismiss are that the plaintiff failed to make pre-suit demand, that the complaint fails to plead fraud with sufficient particularity, that the alleged claims are not ripe for adjudication, and that RCC’s Amended Articles of Incorporation limit the personal liability of the director defendants and bar claims like those being asserted against them in this action. Both motions currently are being briefed. Both motions are scheduled to be heard on April 2, 2004.

      The defendant directors have requested that the Company indemnify them and advance the costs of defense in connection with the derivative action. The Company’s board of directors appointed a special counsel, as required by Minnesota statute, who considered this request and determined that the defendant directors are entitled to advance of costs of defense.

      The Company and the defendant directors are named or defined as insureds under insurance policies that include coverage for certain shareholders’ derivative claims, subject to certain exclusions. This matter has been tendered to the insurers. Although the response from the primary carrier regarding the class action does not specifically address coverage of this claim, the same issues could be raised to dispute coverage of this matter.

      Since this action is currently at a very early stage, the Company is unable to determine the potential effects of this action. It is possible that if this action is determined in a manner that is adverse to the Company, it could result in a material and adverse effect on the Company’s financial condition and results of operations, to the extent that any potential liability is not covered by the Company’s litigation insurance.

      Other Claims. The Company is involved from time to time in other routine legal matters and other claims incidental to its business. The Company believes that the resolution of such routine matters and other incidental claims, taking into account established reserves and insurance, will not have a material adverse impact on its consolidated financial position or results of operations.

      Regulatory Matters. The Company is subject to various regulatory requirements associated with its networks in the normal course of business related to E911, CALEA, and WNP. The Company currently does not meet all of the requirements imposed by regulatory agencies. In some cases, the Company has received a waiver from such requirements or is in the process of applying for a waiver. However, management does not believe such non-compliance will have a material adverse effect on the Company, although the ultimate outcome of these matters cannot be determined based on available information.

Leases

      The Company leases office space, cellular towers (including land leases on which the Company’s owned towers reside), and real estate under noncancelable operating leases. These leases typically include

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

renewal options and escalation clauses. Future minimum payments under these leases as of December 31, 2003 are as follows (in thousands):

Year	Amount

2004	$8,957
2005	7,012
2006	5,115
2007	3,685
2008	2,063
Thereafter	3,925

Total	$30,757

      Under the terms of the lease agreements, the Company also is responsible for certain operating expenses and taxes. Total rent expense of $10.6 million, $9.7 million, and $8.3 million was charged to operations for the years ended December 31, 2003, 2002, and 2001, respectively.

Purchase Commitments

      The Company has made commitments to its roaming partners and to equipment vendors to substantially complete its next generation networks by the end of 2005. Including the cost of the anticipated overlays, total capital expenditures for 2004 through 2005 are expected to range from $140 million to $180 million.

      In 2003, the Company entered into a five-year $57.0 million purchase commitment with a vendor to install GSM/ GPRS network equipment and CDMA2000 network equipment, under which, through December 31, 2003, the Company had incurred $5.1 million in equipment purchases.

Off-Balance Sheet Financings and Liabilities

      The Company does not have any off-balance sheet financing arrangements or liabilities. The Company does not have any majority-owned subsidiaries or any interests in, or relationships with, any material special-purpose entities that are not included in the consolidated financial statements.

(11)     Defined Contribution Plan:

      The Company has a defined contribution savings and profit-sharing plan for employees who meet certain age and service requirements. Under the savings portion of the plan, employees may elect to contribute a percentage of their salaries to the plan, with the Company contributing a matching percentage of the employees’ contributions. Under the profit-sharing portion of the plan, the Company contributes a percentage of employees’ salaries. Contributions charged to operations for the years ended December 31, 2003, 2002 and 2001 were $599,000, $570,000, and $728,000, respectively. The percentages the Company matches under the savings portion of the plan and contributes under the profit-sharing portion of the plan are determined annually by the Company’s Board of Directors.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

(12)     Supplemental Cash Flow Information (In thousands):

	Years Ended December 31,

	2003	2002	2001

Cash paid for:
Interest, net of amounts capitalized	$86,801	$86,775	$116,961
Noncash financing transactions:
Preferred stock dividends	$38,877	$60,556	$54,545

(13)     Quarterly Results of Operations (Unaudited):

      Certain unaudited quarterly results for 2003 and 2002 are set forth below (in thousands, except per share data):

	2003 Quarter Ended				2002 Quarter Ended

	March	June	September	December	March	June	September	December

Revenue:
Service	$80,923	$90,904	$92,530	$90,681	$75,497	$80,473	$83,224	$80,739
Roaming	29,062	31,789	37,598	33,447	26,162	33,855	35,400	27,286
Equipment	3,876	4,427	6,462	5,690	3,279	4,564	7,098	5,501

Total Revenue	$113,861	$127,120	$136,590	$129,818	$104,938	$118,892	$125,722	$113,526
Operating income	$31,101	$41,232	$7,005	$43,912	$31,425	$38,178	$38,627	$26,782
Net income (loss) before cumulative change in accounting principle	$5,708	$16,991	$(38,121)	$4,217	$(707)	$11,303	$10,236	$330
Net income (loss)	$5,708	$16,991	$(38,121)	$4,217	$(417,771)	$11,303	$10,236	$330
Net income (loss) applicable to common shares	$(10,465)	$382	$(41,140)	$1,141	$(432,312)	$(3,629)	$(5,098)	$(15,419)
Net income (loss) per share applicable to common shares before cumulative change in accounting principle	$(0.87)	$0.03	$(3.41)	$0.09	$(1.28)	$(0.30)	$(0.43)	$(1.29)
Net income (loss) per basic and diluted share	$(0.87)	$0.03	$(3.41)	$0.09	$(36.27)	$(0.30)	$(0.43)	$(1.29)

(14)     Assets and Liabilities of Operations Held for Sale

      In October 2003, the Company entered into a definitive agreement with AWE to exchange wireless properties. This transaction closed on March 1, 2004. Under the agreement, the Company transferred to AWE its operations in Oregon RSA 4, covering 226,000 POPs and including 37 cell sites and approximately 35,000 customers as of December 31, 2003. RCC received from AWE operations in Alabama and Mississippi covering 732,000 total POPs and 545,000 incremental POPs and including 96 cell sites and approximately 16,000 customers as of December 31, 2003. In addition, RCC received from AWE unbuilt PCS licenses covering portions of RCC’s South, Midwest, and Northwest regions that incorporate 2.4 million total POPs and 1.3 million incremental POPs. RCC also received $12.9 million in cash, which will be used to pay amounts outstanding under the Company’s credit agreement.

      The acquisition of licenses in the exchange will be accounted for as a purchase by the Company and the transfer of the properties by the Company to AWE will be accounted for as a sale. The Company’s

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

consolidated balance sheet as of December 31, 2003 reflects the assets and liabilities to be transferred as assets and liabilities of operations held for sale in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The results of operations of the markets to be transferred are included in continuing operations. In connection with this transaction, RCC recorded a loss on assets held for sale of $42.2 million (included in operating expenses). This charge may require adjustment in future periods if the estimated fair value changes before the assets are transferred at closing. Assets and liabilities relating to operations held for sale (after giving effect to the loss on assets held for sale) are summarized as follows (in thousands):

December 31,
2003

CURRENT ASSETS:
Cash and cash equivalents	$2
Accounts receivable, less allowance for doubtful accounts of $146	2,983
Inventories	169
Other current assets	35

Total current assets held for sale	$3,189

PROPERTY AND EQUIPMENT, less accumulated depreciation of $5,457	$6,550
LICENSES AND OTHER ASSETS:
Licenses, net	34,175
Goodwill, net	4,940
Customer lists, net	4,488

Total licenses and other assets	43,603

Total non current assets held for sale	$50,153

ASSETS OF OPERATIONS HELD FOR SALE	$53,342

CURRENT LIABILITIES:
Accounts payable	$503
Advance billings and customer deposits	139
Property taxes	114

LIABILITIES OF OPERATIONS HELD FOR SALE	$756

(15)	Guarantor/ Non-Guarantor Consolidating Financial Information

      Our obligations under the Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012 are senior secured obligations and are guaranteed by certain of our subsidiaries.

      We believe separate complete financial statements of every subsidiary guarantor would not provide additional material information that would be useful in assessing the financial condition of the subsidiary guarantor. However, RCC Minnesota, Inc. (“RCCM”), one of RCC’s subsidiaries guaranteeing the Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012, is required under Rule 3-16 of Regulation S-X under the Exchange Act to provide separate financial statements and, accordingly, such statements are included herein. Within RCCM’s financial statements, inter-company license management revenue and corporate management expense are reported separately as operating

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

revenue and expense. Wireless Alliance, LLC is not a restricted subsidiary and is not a guarantor of the notes.

      The operations of RGI Group, Inc. (“RGI”), a guarantor subsidiary, are included in the parent company financial presentation because separate financial accounting records are not maintained for this subsidiary on a stand-alone basis, but are accounted for within the operations of the parent. RGI’s assets were approximately $7 million as of December 31, 2003, 2002, and 2001, and its revenues were approximately $7 million in 2003 and 2002 and $6 million in 2001.

      We account for investment in subsidiaries using the equity method for purposes of the supplemental consolidating presentation. The principal elimination entries eliminate investments in subsidiaries and inter-company balances and transactions.

      The following consolidating financial information as of the dates and for the periods indicated of Rural Cellular Corporation (the parent), its guarantor subsidiaries, and its non-guarantor subsidiaries reflects all inter-company management revenue and corporate management expense, including RCCM’s inter-company management revenue and corporate management expense, within Other Income (Expense) as inter-company charges.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Balance Sheet Information as of December 31, 2003 (In thousands, except per share data):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

CURRENT ASSETS:
Cash and cash equivalents	$141,263	$1,266	$18	$—	$142,547
Accounts receivable, less allowance for doubtful accounts	19,472	36,577	1,694	—	57,743
Inventories	1,774	5,971	292	—	8,037
Other current assets	2,269	1,909	81	—	4,259
Assets of operations held for sale	—	3,189	—	—	3,189

Total current assets	164,778	48,912	2,085	—	215,775

PROPERTY AND EQUIPMENT, less accumulated depreciation	54,543	159,193	12,466	—	226,202
LICENSES AND OTHER ASSETS:
Licenses	8,656	545,948	8,679	—	563,283
Goodwill	3,262	357,534	—	—	360,796
Customer lists	1,578	62,997	—	—	64,575
Deferred debt issuance costs, less accumulated amortization	34,479	—	—	—	34,479
Long-term assets of operations held for sale	—	50,153	—	—	50,153
Investments in consolidated subsidiaries	1,165,135	1,354	—	(1,166,489)	—
Other assets, less accumulated amortization	2,864	21,063	2,819	(20,951)	5,795

Total licenses and other assets	1,215,974	1,039,049	11,498	(1,187,440)	1,079,081

	$1,435,295	$1,247,154	$26,049	$(1,187,440)	$1,521,058

CURRENT LIABILITIES:
Accounts payable	$28,076	$16,621	$1,111	$—	$45,808
Current portion of long-term debt	27,262	—	—	—	27,262
Advance billings and customer deposits	2,262	7,921	271	—	10,454
Accrued interest	34,084	—	—	—	34,084
Other accrued expenses	33,607	32,872	113	(55,316)	11,276
Liabilities of operations held for sale	—	756	—	—	756

Total current liabilities	125,291	58,170	1,495	(55,316)	129,640
LONG-TERM LIABILITIES	1,750,587	1,844,934	42,196	(1,872,850)	1,764,867

Total liabilities	1,875,878	1,903,104	43,691	(1,928,166)	1,894,507

REDEEMABLE PREFERRED STOCK	153,381	—	—	—	153,381
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,522 issued	115	918	—	(918)	115
Class B common stock; $.01 par value; 10,000 shares authorized, 552 issued	6	—	—	—	6
Additional paid-in capital	192,423	349	31,679	(32,028)	192,423
Accumulated earnings (deficit)	(786,724)	(657,217)	(49,321)	773,672	(719,590)
Accumulated other comprehensive income	216	—	—	—	216

Total shareholders’ equity (deficit)	(593,964)	(655,950)	(17,642)	740,726	(526,830)

	$1,435,295	$1,247,154	$26,049	$(1,187,440)	$1,521,058

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Operations information for the year ended December 31, 2003 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

REVENUE:
Service	$71,073	$275,224	$8,893	$(152)	$355,038
Roaming	15,410	112,300	4,199	(13)	131,896
Equipment	4,433	15,101	921	—	20,455

Total revenue	90,916	402,625	14,013	(165)	507,389

OPERATING EXPENSES:
Network costs, excluding depreciation	16,922	76,037	3,275	(165)	96,069
Cost of equipment sales	6,661	29,548	1,427	—	37,636
Selling, general and administrative	30,670	95,564	5,527	—	131,761
Depreciation and amortization	15,290	57,868	3,271	—	76,429
Loss on assets held for sale	—	42,244	—	—	42,244

Total operating expenses	69,543	301,261	13,500	(165)	384,139

OPERATING INCOME	21,373	101,364	513	—	123,250

OTHER INCOME (EXPENSE):
Interest expense	(135,590)	(143,975)	(2,330)	145,633	(136,262)
Interest and dividend income	146,522	25	2	(145,633)	916
Inter-company charges	(15,815)	16,297	(482)	—	—
Equity in subsidiaries	(50,972)	—	—	50,972	—
Other	998	(107)	—	—	891

Other expense, net	(54,857)	(127,760)	(2,810)	50,972	(134,455)

NET INCOME (LOSS) BEFORE INCOME TAXES	(33,484)	(26,396)	(2,297)	50,972	(11,205)

INCOME TAX PROVISION (BENEFIT)	14,308	22,279	—	(36,587)	—
NET INCOME (LOSS)	(47,792)	(48,675)	(2,297)	87,559	(11,205)

PREFERRED STOCK DIVIDEND	(38,877)	—	—	—	(38,877)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(86,669)	$(48,675)	$(2,297)	$87,559	$(50,082)

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Cash Flows Information for the Year Ended December 31, 2003 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income (loss)	$(47,792)	$(48,675)	$(2,297)	$87,559	$(11,205)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	15,290	57,868	3,271	—	76,429
Loss on write-off of debt and preferred stock issuance costs	6,134	—	—	—	6,134
Adjustments of interest rate derivatives to fair market value	(2,225)	—	—	—	(2,225)
Non-cash preferred stock dividends	13,074	—	—	—	13,074
Tax adjustments	14,308	22,279	—	(36,587)	—
Loss on assets held for sale	—	42,244	—	—	42,244
Other	3,596	401	16	—	4,013
Change in other operating elements:
Accounts receivable	(6,483)	(7,597)	(206)	—	(14,286)
Inventories	(889)	(704)	12	—	(1,581)
Other current assets	(1,249)	174	(1)	—	(1,076)
Accounts payable	4,428	248	2	—	4,678
Advance billings and customer deposits	(219)	729	(364)	—	146
Accrued preferred stock dividends	14,899	—	—	—	14,899
Other accrued liabilities	13,766	(338)	(151)	—	13,277

Net cash provided by operating activities	26,638	66,629	282	50,972	144,521

INVESTING ACTIVITIES:
Purchases of property and equipment	(17,496)	(33,625)	(2,583)	—	(53,704)
Proceeds from sale of property and equipment	121	503	—	—	624
Purchase of wireless properties	—	(7,200)	—	—	(7,200)
Other	(176)	2	—	—	(174)

Net cash used in investing activities	(17,551)	(40,320)	(2,583)	—	(60,454)

FINANCING ACTIVITIES:
Change in parent company receivable and payable	68,722	(20,035)	2,285	(50,972)	—
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	131	—	—	—	131
Proceeds from issuance of long-term debt under the credit agreement	120,000	—	—	—	120,000
Repayments of long-term debt under the credit agreement	(388,128)	(6,500)	—	—	(394,628)
Proceeds from issuance of 9 7/8% senior secured notes	325,000	—	—	—	325,000
Repayment of swaption	(34,184)	—	—	—	(34,184)
Proceeds from unwinding derivative hedge agreements	2,632	—	—	—	2,632
Payments of debt issuance costs	(13,374)	—	—	—	(13,374)
Other	(885)	—	—	—	(885)

Net cash provided by (used in) financing activities	79,914	(26,535)	2,285	(50,972)	4,692

NET (DECREASE) INCREASE IN CASH	89,001	(226)	(16)	—	88,759
CASH AND CASH EQUIVALENTS, at beginning of year	52,262	1,492	34	—	53,788

CASH AND CASH EQUIVALENTS, at end of year	$141,263	$1,266	$18	$—	$142,547

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Balance Sheet Information as of December 31, 2002 (In thousands, except per share data):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

CURRENT ASSETS:
Cash and cash equivalents	$52,262	$1,492	$34	$—	$53,788
Accounts receivable, less allowance for doubtful accounts	12,989	31,965	1,488	—	46,442
Inventories	885	5,435	304	—	6,624
Other current assets	1,020	2,117	80	—	3,217

Total current assets	67,156	41,009	1,906	—	110,071

PROPERTY AND EQUIPMENT, less accumulated depreciation	51,895	175,816	12,825	—	240,536
LICENSES AND OTHER ASSETS:
Licenses	8,656	601,241	8,679	—	618,576
Goodwill	3,262	366,567	—	—	369,829
Customer lists	1,888	90,860	—	—	92,748
Deferred debt issuance costs, less accumulated amortization	25,176	—	—	—	25,176
Investments in consolidated subsidiaries	1,233,721	917	—	(1,234,638)	—
Other assets, less accumulated amortization	15,052	22,125	3,118	(34,253)	6,042

Total licenses and other assets	1,287,755	1,081,710	11,797	(1,268,891)	1,112,371

	$1,406,806	$1,298,535	$26,528	$(1,268,891)	$1,462,978

CURRENT LIABILITIES:
Accounts payable	$23,648	$16,876	$1,109	$—	$41,633
Current portion of long-term debt	72,547	6,500	—	—	79,047
Advance billings and customer deposits	2,481	7,331	635	—	10,447
Accrued interest	18,476	—	—	—	18,476
Dividends payable	6,412	—	—	—	6,412
Other accrued expenses	32,030	16,836	264	(39,578)	9,552

Total current liabilities	155,594	47,543	2,008	(39,578)	165,567
LONG-TERM LIABILITIES	1,195,374	1,858,267	39,865	(1,882,480)	1,211,026

Total liabilities	1,350,968	1,905,810	41,873	(1,922,058)	1,376,593

REDEEMABLE PREFERRED STOCK	569,500	—	—	—	569,500
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,229 issued	112	918	—	(918)	112
Class B common stock; $.01 par value; 10,000 shares authorized, 693 issued	7	—	—	—	7
Additional paid-in capital	192,294	349	31,679	(32,028)	192,294
Accumulated earnings (deficit)	(700,055)	(608,542)	(47,024)	686,113	(669,508)
Accumulated other comprehensive income	(6,020)	—	—	—	(6,020)

Total shareholders’ equity (deficit)	(513,662)	(607,275)	(15,345)	653,167	(483,115)

	$1,406,806	$1,298,535	$26,528	$(1,268,891)	$1,462,978

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Operations Information for the Year Ended December 31, 2002 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

REVENUE:
Service	$65,518	$245,973	$8,618	$(176)	$319,933
Roaming	19,471	99,385	3,875	(28)	122,703
Equipment	9,042	10,640	760	—	20,442

Total revenue	94,031	355,998	13,253	(204)	463,078

OPERATING EXPENSES:
Network costs, excluding depreciation	17,719	76,842	2,843	(204)	97,200
Cost of equipment sales	9,394	18,257	1,533	—	29,184
Selling, general and administrative	26,276	87,228	5,681	—	119,185
Depreciation and amortization	16,902	62,470	3,125	—	82,497

Total operating expenses	70,291	244,797	13,182	(204)	328,066

OPERATING INCOME	23,740	111,201	71	—	135,012

OTHER INCOME (EXPENSE):
Interest expense	(114,455)	(113,064)	(2,420)	115,461	(114,478)
Interest and dividend income	115,982	41	—	(115,461)	562
Inter-company charges	(18,409)	18,409	—	—	—
Equity in subsidiaries	(401,908)	—	—	401,904	(4)
Other	6	64	—	—	70

Other expense, net	(418,784)	(94,550)	(2,420)	401,904	(113,850)

NET INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(395,044)	16,651	(2,349)	401,904	21,162

INCOME TAX PROVISION (BENEFIT)	4,423	48,562	—	(52,985)	—

NET INCOME (LOSS) BEFORE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(399,467)	(31,911)	(2,349)	454,889	21,162

CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX	—	(367,644)	—	(49,420)	(417,064)

NET INCOME (LOSS)	(399,467)	(399,555)	(2,349)	405,469	(395,902)

PREFERRED STOCK DIVIDEND	(60,556)	—	—	—	(60,556)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(460,023)	$(399,555)	$(2,349)	$405,469	$(456,458)

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Cash Flows Information for the Year Ended December 31, 2002 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income (loss)	$(399,467)	$(399,555)	$(2,349)	$405,469	$(395,902)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	16,902	62,470	3,125	—	82,497
Loss on write-off of debt and preferred stock issuance costs	3,319	—	—	—	3,319
Adjustments of interest rate derivatives to fair market value	15,104	—	—	—	15,104
Cumulative change in accounting principle	—	367,644	—	49,420	417,064
Tax adjustments	4,423	48,562		(52,985)	—
Other	2,327	882	—	—	3,209
Change in other operating elements:
Accounts receivable	826	(562)	(739)	—	(475)
Inventories	145	52	(204)	—	(7)
Other current assets	(110)	(677)	(22)	—	(809)
Accounts payable	6,859	(477)	84	—	6,466
Advance billings and customer deposits	405	388	319	—	1,112
Other accrued liabilities	6,462	257	25	—	6,744

Net cash used in (provided by) operating activities	(342,805)	78,984	239	401,904	138,322

INVESTING ACTIVITIES:
Purchases of property and equipment	(18,495)	(39,983)	(1,357)	—	(59,835)
Proceeds from sale of property and equipment	94	357	11	—	462
Proceeds from sale of other long-lived assets	650	—	—	—	650
Other	79	48	—	—	127

Net cash used in investing activities	(17,672)	(39,578)	(1,346)	—	(58,596)

FINANCING ACTIVITIES:
Change in parent company receivable and payable	439,583	(38,784)	1,105	(401,904)	—
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	331	—	—	—	331
Proceeds from issuance of long-term debt under the credit agreement	62,550	—	—	—	62,550
Repayments of long-term debt under the credit agreement	(380,207)	(1)	—	—	(380,208)
Proceeds from issuance of 9 3/4 senior secured notes	300,000	—	—	—	300,000
Payments of debt issuance costs	(10,322)	—	—	—	(10,322)
Other	(283)	(1)	—	—	(284)

Net cash (used in) provided by financing activities	411,652	(38,786)	1,105	(401,904)	(27,933)

NET (DECREASE) INCREASE IN CASH	51,175	620	(2)	—	51,793
CASH AND CASH EQUIVALENTS, at beginning of year	1,087	872	36	—	1,995

CASH AND CASH EQUIVALENTS, at end of year	$52,262	$1,492	$34	$—	$53,788

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Operations Information for the Year Ended December 31, 2001 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

REVENUE:
Service	$56,568	$245,652	$8,334	$(34)	$310,520
Roaming	20,102	96,025	531	(117)	116,541
Equipment	4,721	13,595	311	—	18,627

Total revenue	81,391	355,272	9,176	(151)	445,688

OPERATING EXPENSES:
Network costs, excluding depreciation	15,561	83,087	3,094	(233)	101,509
Cost of equipment sales	5,757	21,577	1,081	—	28,415
Selling, general and administrative	27,176	89,252	5,877	82	122,387
Depreciation and amortization	14,959	93,625	3,993	—	112,577

Total operating expenses	63,453	287,541	14,045	(151)	364,888

OPERATING INCOME	17,938	67,731	(4,869)	—	80,800

OTHER INCOME (EXPENSE):
Interest expense	(132,737)	(159,997)	(3,106)	165,408	(130,432)
Interest and dividend income	166,524	56	—	(165,408)	1,172
Inter-company charges	(13,134)	13,134	—	—	—
Equity in subsidiaries	(105,766)	—	—	105,764	(2)
Other	(750)	—	—	—	(750)

Other expense, net	(85,863)	(146,807)	(3,106)	105,764	(130,012)

NET INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(67,925)	(79,076)	(7,975)	105,764	(49,212)
INCOME TAX PROVISION (BENEFIT)	2,255	18,717	—	(20,972)	—

NET INCOME (LOSS) BEFORE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(70,180)	(97,793)	(7,975)	126,736	(49,212)

CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	1,621	—	—	—	1,621

NET INCOME (LOSS)	(68,559)	(97,793)	(7,975)	126,736	(47,591)

PREFERRED STOCK DIVIDEND	(54,545)	—	—	—	(54,545)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(123,104)	$(97,793)	$(7,975)	$126,736	$(102,136)

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Cash Flows Information for the Year Ended December 31, 2001 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income (loss)	$(68,559)	$(97,793)	$(7,975)	$126,736	$(47,591)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	14,959	93,625	3,993	—	112,577
Loss on write-off of debt and preferred stock issuance costs
Adjustments of interest rate derivatives to fair market value	16,425	—	—	—	16,425
Cumulative change in accounting principle	(1,621)	—	—	—	(1,621)
Tax adjustments	2,255	18,717	—	(20,972)	—
Other	2,047	(83)	—	—	1,964
Change in other operating elements:
Accounts receivable	(3,069)	3,596	322	—	849
Inventories	(39)	13	318	—	292
Other current assets	(121)	508	218	—	605
Accounts payable	(1,065)	(6,058)	(663)	—	(7,786)
Advance billings and customer deposits	562	565	72	—	1,199
Other accrued liabilities	253	(1,700)	37	—	(1,410)

Net cash provided by (used in) operating activities	(37,973)	11,390	(3,678)	105,764	75,503

INVESTING ACTIVITIES:
Purchases of property and equipment	(9,445)	(36,023)	(511)	—	(45,979)
Purchases of wireless properties	—	(178,566)	—	—	(178,566)
Proceeds from sale of other long-lived assets	—	48,929	—	—	48,929
Other	(823)	1,978	—	—	1,155

Net cash used in investing activities	(10,268)	(163,682)	(511)	—	(174,461)

FINANCING ACTIVITIES:
Change in parent company receivable and payable	(49,655)	151,201	4,218	(105,764)	—
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	1,214	—	—	—	1,214
Proceeds from issuance of long-term debt under the credit agreement	349,250	—	—	—	349,250
Repayments of long-term debt under the credit agreement	(256,089)	—	—	—	(256,089)
Proceeds from swaption	8,720	—	—	—	8,720
Payments of debt issuance costs	(4,366)	—	—	—	(4,366)
Other	19	—	—	—	19

Net cash provided by (used in) financing activities	49,093	151,201	4,218	(105,764)	98,748

NET (DECREASE) INCREASE IN CASH	852	(1,091)	29	—	(210)
CASH AND CASH EQUIVALENTS, at beginning of year	237	1,962	6	—	2,205

CASH AND CASH EQUIVALENTS, at end of year	$1,089	$871	$35	$—	$1,995